UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 14, 2003

SAFENET, INC.
(Exact Name of Registrant as Specified in Charter)

8029 Corporate Drive, Baltimore, Maryland 21236
(Address of principal executive offices)

Delaware	0-20634	52-1287752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (410) 931-7500

(Former Name or Former Address, if Changed Since Last Report)

Item 5.                    Other Events.

On October 14, 2003, SafeNet, Inc., a Delaware corporation (“SafeNet”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with SSH Communications Security Corp., a corporation organized under the laws of the Republic of Finland (“SSH Finland”), SSH Communications Security, Inc., a California corporation (“SSH California”), and SSH Communications Security, K.K., a corporation organized under the laws of Japan (“SSH Japan” and together with SSH Finland and SSH California, “SSH”), pursuant to which SafeNet will acquire substantially all of the assets and properties used in connection with the toolkit, IPVia VPN and VPN client businesses of SSH (the “Assets”).   Pursuant to the Purchase Agreement, SafeNet will purchase the Assets for $14,000,000 in cash.  The cash consideration will be funded with cash on hand.  The amount of consideration was determined on the basis of arm’s length negotiations between SafeNet and SSH.

The consummation of the purchase of the Assets and the other transactions contemplated by the Purchase Agreement is subject to customary closing conditions.  The parties expect to close the acquisition of the Assets in November 2003.

SafeNet intends to integrate the Assets into its Embedded Security Division.

The description contained in this Item 5 of the transactions contemplated by the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is included as Exhibit 2.1 hereto.

Item 7.                    Financial Statements and Exhibits.

Exhibit 2.1              Asset Purchase Agreement dated October 14, 2003, by and among SafeNet, Inc., SSH Communications Security Corp., SSH Communications Security, Inc. and SSH Communications Security, K.K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFENET, INC.

		By:	/s/ Anthony A. Caputo
Anthony A. Caputo
Chief Executive Officer

Date:	October 20, 2003

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement dated October 14, 2003 by and among SafeNet, Inc., SSH Communications Security Corp., SSH Communications Security, Inc. and SSH Communications Security, K.K.